     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2001

                                                      REGISTRATION NO. 333-52342

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                          PROSPERITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                               6712                       74-2331986
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification No.)

                                                                                     DAVID ZALMAN
                                                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       4295 SAN FELIPE                                               4295 SAN FELIPE
                    HOUSTON, TEXAS 77027                                           HOUSTON, TEXAS 77027
                       (713) 693-9300                                                (713) 693-9300
(Address, including zip code, and telephone number, including         (Name, address, including zip code, and telephone
   area code, of registrant's principal executive offices)            number, including area code, of agent for service)

                                _______________

                                   Copies to:
                           WILLIAM T. LUEDKE IV, ESQ.
                         BRACEWELL & PATTERSON, L.L.P.
                        2900 SOUTH TOWER PENNZOIL PLACE
                           711 LOUISIANA, SUITE 2900
                           HOUSTON, TEXAS 77002-2781
                                _______________

  Approximate date of commencement of proposed sale of the securities to the public: Not applicable

  If any of the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                               __________________

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                         DEREGISTRATION OF SECURITIES

  This Post-Effective Amendment No. 1 (the "Amendment") amends the Registration Statement on Form S-4 (Registration No. 333-52342) (the "Registration Statement"), on which Prosperity Bancshares, Inc. ("Prosperity") registered 2,808,135 shares of its common stock, $1.00 par value per share ("Common Stock"), to be issued by Prosperity pursuant to the Agreement and Plan of Reorganization dated as of November 8, 2000 by and between Prosperity and Commercial Bancshares, Inc. ("Commercial"). Prosperity hereby deregisters 7,750 shares of Prosperity Common Stock previously registered pursuant to the Registration Statement.

  Pursuant to the Registration Statement, 2,808,135 shares of Common Stock were registered in order to be issued as follows: (i) 2,800,385 shares to be issued to shareholders of Commercial in connection with the merger and (ii) 7,500 shares to be issued in exchange for shares of common stock of Commercial which were issuable upon the exercise of options granted under its Incentive Stock Option Plan for Key Employees (the "Commercial Plan"), none of which were exercised prior to the effective time of the merger. Prosperity has assumed all of the options outstanding under the Commercial Plan and has filed a Registration Statement on Form S-8 to register 12,090 shares of Prosperity Common Stock to be issued upon the exercise of the options granted under the Commercial Plan.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act, the Registrant has caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-52342 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on March 19, 2001.

                                    PROSPERITY BANCSHARES, INC.
                                    (Registrant)


                                    By:   /s/ David Zalman
                                       -----------------------------------------
                                    Name: David Zalman
                                    Title: President and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-52342 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 19TH DAY OF MARCH, 2001.

 Signature                                      Title
 ---------                                      -----


   /s/ David Zalman                   President and Chief Executive Officer
----------------------------          (Principal Executive Officer)
       David Zalman

  /s/ David Hollaway*                 Chief Financial Officer
----------------------------          (Principal Financial Officer/ Principal
      David Hollaway                  Accounting Officer)

 /s/ Harry Bayne*                      Director
----------------------------
     Harry Bayne

                                       Director
----------------------------
Charles A. Davis, Jr.


/s/ James A. Bouligny*                 Director
----------------------------
    James A. Bouligny


/s/ J. T. Herin*                       Director
----------------------------
    J. T. Herin

                                       Director
----------------------------
Ned S. Holmes

                                       Director
----------------------------
A. Virgil Pace, Jr.


/s/ Charles M. Slavik*                 Director
----------------------------
    Charles M. Slavik


/s/ Harrison Stafford II*              Director
----------------------------
    Harrison Stafford II


/s/ Robert Steelhammer*                Director
----------------------------
    Robert Steelhammer

                                       Director
----------------------------
H. E. Timanus, Jr.



By:     /s/ David Zalman
   -------------------------
   David Zalman,
   as attorney-in-fact
   pursuant to a power of
   attorney previously filed


                                     II-4